ASSISTANT SECRETARY'S CERTIFICATION


     I, Douglas Conroy, Assistant Secretary of each of the Funds enumerated on Exhibit A hereto (each, a "Fund") hereby certify that, on February 18, 1998, the following resolution was adopted by the Board of each Fund and remains in full force and effect:


          RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Richard W. Ingram, Christopher J. Kelley, Kathleen K. Morrisey, Michael P. Petrucelli and Elba Vasquez, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as whom he or she is acting as attorney-in-fact, might or could do in person.


IN WITNESS WHEREOF, I have hereunto set my hand as Assistant Secretary of the Fund and affixed the Corporate seal this 18th day of February, 1998.


                                  /s/ Douglas Conroy
                               ________________________________
                                   Douglas Conroy
                                   Assistant Secretary



(SEAL)